QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
PIXELWORKS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2001

TO THE SHAREHOLDERS OF PIXELWORKS, INC.:

    The Annual Meeting of the Shareholders of Pixelworks, Inc., an Oregon corporation, will be held at 2:00 p.m., Pacific Time, on May 8, 2001, at Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon 97214, for the following purposes:

  1.
  Electing directors to serve for the following year or until their successors are elected; and

  2.
  Transacting any other business that properly comes before the meeting.

    Only shareholders of record at the close of business on March 27, 2001 will be entitled to vote at the annual meeting.

    YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS
Allen H. Alley CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Tualatin, Oregon
April 4, 2001

PIXELWORKS, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

    The mailing address of the principal executive offices of the Company is 7700 SW Mohawk Street, Tualatin, Oregon 97062. The approximate date this proxy statement and the accompanying proxy form are first being sent to shareholders is April 10, 2001.

SOLICITATION AND REVOCABILITY OF PROXY

    The enclosed proxy is solicited on behalf of the Board of Directors of Pixelworks, Inc., an Oregon corporation, for use at the Annual Meeting of Shareholders to be held on May 8, 2001 and at any adjournment or postponement thereof. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names.

    If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of all the nominees for election to the Board of Directors. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by voting in person at the meeting. A shareholder who attends the meeting, however, is not required to revoke the proxy and vote in person. All valid, unrevoked proxies will be voted at the annual meeting in accordance with the instructions given.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

    The Common Stock is the only outstanding authorized voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the annual meeting is March 27, 2001. On that date there were 293 shareholders of record and 40,809,446 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

    The following table sets forth certain information regarding the beneficial ownership as of March 27, 2001 of the Common Stock by (i) each person known by the Company to own beneficially more than 5 percent of the Common Stock, (ii) each director and each director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares
Battery Ventures Entities(2) 20 Williams Street Wellesley, MA 02181	8,065,577	19.7%
Sequoia Capital Entities(3) 3000 Sand Hill Road Building 4, Suite 280 Menlo Park, CA 94025	5,293,921	12.9
Oliver D. Curme(4)	7,977,053	19.5
Mark A. Stevens(5)	5,185,804	12.6
Frank Gill	59,033	*
Michael D. Yonker	14,375	*
Allen H. Alley	2,350,115	5.7
Hans H. Olsen	290,188	*
Robert Y. Greenberg	1,234,735	3.0
Michael G. West	1,034,279	2.5
Bradley A. Zenger	954,786	2.3
Michael E. Barton	139,875	*
Jeffrey B. Bouchard	18,921	*
Directors and Executive Officers as a group (11 persons)	19,259,164	47.0%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting power and investment power with respect to shares. Shares that the person has the right to acquire within 60 days after March 27, 2001 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group. The number of stock options that are exercisable within 60 days of March 27, 2001 is as follows: Frank Gill, 43,750, Michael D. Yonker, 13,125, Allen H. Alley, 20,235, Robert Y. Greenberg, 9,219, Michael G. West, 9,219, Bradley A. Zenger, 9,219, Michael E. Barton, 64,531, Jeffrey B. Bouchard, 17,781.

(2)
This information as to beneficial ownership is based on a Schedule 13G filed by Battery Ventures IV, L.P. ("BV"), Battery Partners IV, LLC ("BP"), Battery Investment Partners IV, LLC ("BIP"), Richard D. Frisbie ("Frisbie"), Oliver D. Curme ("Curme"), Thomas J. Crotty ("Crotty") Kenneth P. Lawler ("Lawler") and Todd A. Dagres ("Dagres") with the Security and Exchange Commission on February 13, 2001. The Schedule 13G states that: (a) BV, BP and BIP are the beneficial owners of 7,950,787 shares of Common Stock over which each has shared voting and dispositive power; (b) Messrs. Curme, Frisbie, Crotty, Lawler and Dagres are the beneficial owners of 7,950,787 as to which each has shared voting and dispositive power. In addition Messrs. Curme, Frisbie, Crotty, Lawler and Dagres individually have sole voting and dispositive power over 26,266, 18,300, 26,266, 18,422 and 25,530 shares respectively. BV and BIP invest alongside one another and may be deemed to each own beneficially the shares of Common Stock held by the other. BP is the sole General Partner of BV. Frisbie is the sole manager of BIP, and Frisbie, Curme, Crotty, Lawler and Dagres are the sole member managers of BP. Each of BP, BIP, Frisbie, Curme, Crotty, Lawler and Dagres disclaims beneficial ownership of the shares held of record by BV, except to the extent of their respective proportionate pecuniary interests therein. Each of BV, BP, Frisbie, Curme, Crotty, Lawler and Dagres disclaims beneficial ownership of the shares held of record by BIP, except to the extent of their respective proportionate pecuniary interests therein.

(3)
This information as to beneficial ownership is based on a Schedule 13G filed by Sequoia Capital VII ("SC VII"), SC VII-A Management, LLC ("SC VII-A"), Sequoia Technology Partners VII ("STP"), Sequoia International Partners ("SIP"), Michael Moritz ("MM"), Douglas Leone ("DL"), Mark Stevens ("MS") and Thomas F. Stephenson ("TFS") with the Securities and Exchange Commission on February 12, 2001. The Schedule 13G states that: (a) SC VII is the beneficial owner of 4,835,570 shares of Common Stock over which it has shared voting and dispositive power; (b) SC VII-A is the beneficial owner of 5,131,519 shares of Common Stock over which it has shared voting and dispositive power; (c) STP is the beneficial owner of 211,392 shares of Common Stock over which it has shared voting and dispositive power; (d) SIP is the beneficial owner of 84,557 shares of Common Stock over which it has shared voting and dispositive power; (e) MM is the beneficial owner of 5,185,804 shares of Common Stock including 5,131,519 shares as to which he has shared voting and dispositive power and 54,285 shares as to which he has sole dispositive power; (f) DL is the beneficial owner of 5,160,922 shares of Common Stock including 5,131,519 shares as to which he has shared voting and dispositive power and 29,403 shares as to which he has sole dispositive power; (g) MS is the beneficial owner of 5,185,804 shares of Common Stock including 5,131,519 shares as to which he has shared voting and dispositive power and 54,519 shares as to which he has sole dispositive power; (h) TFS is the beneficial owner of 5,155,948 shares of Common Stock including 5,131,519 shares as to which he has shared voting and dispositive power and 24,429 shares as to which he has sole dispositive power. MM, DL, MS and TFS are managing members of SC VII-A which is the General Partner of SC VII, STP and SIP.

(4)
This information as to beneficial ownership is based on a Schedule 13G filed by Mr. Curme with the Securities and Exchange Commission on February 13, 2001 and includes 7,950,787 shares of Common Stock beneficially owned by Battery Ventures IV, L.P., Battery Partners IV, LLC and Battery Investment Partners IV, LLC. Mr. Curme is a General Partner of Battery Ventures and has authority to vote the shares held by Battery entities. Mr. Curme disclaims beneficial ownership of all such shares except to the extent of his individual pecuniary interest therein.

(5)
This information as to beneficial ownership is based on a Schedule 13G filed by Mr. Stevens with the Securities and Exchange Commission on February 12, 2001 and includes (a) 4,835,570 shares held by Sequoia Capital VII, (b) 211,392 shares held by Sequoia Technology Partners VII and (c) 84,557 shares held by Sequoia International Partners. Mr. Stevens is a General Partner of Sequoia Capital and has authority to vote the shares held by Sequoia entities. Mr. Stevens disclaims beneficial ownership of all such shares except to the extent of his individual pecuniary interest therein.

EXECUTIVE OFFICERS OF THE REGISTRANT

    The following table sets forth, as of December 31, 2000, information as to the executive officers of the Company.

Name	Age	Position
Allen H. Alley	46	Chairman, President and Chief Executive Officer
Hans H. Olsen	52	Vice President, Operations
Michael G. West	44	Vice President, Technology
Robert Y. Greenberg	38	Vice President, Product Development and Customer Support
Bradley A. Zenger	38	Vice President, Marketing
Michael E. Barton	60	Vice President, Sales
Jeffrey B. Bouchard	39	Vice President, Finance and Chief Financial Officer

    ALLEN H. ALLEY co-founded Pixelworks and has served as President, Chief Executive Officer and Chairman since the Company's inception. From 1992 to 1996, Mr. Alley served as the Vice President, Corporate Development, Engineering and Product Marketing for InFocus Systems, a leading electronic display company. While at InFocus, Mr. Alley also was the co-CEO of a joint venture with Motorola, Inc. called Motif. From 1986 to 1992, Mr. Alley was a General Partner of Battery Ventures, a venture capital investment firm. From 1983 to 1986, Mr. Alley was the Director of Mechanical Computer Aided Engineering of Computervision Corporation, a computer-aided design software developer. From 1979 to 1983, Mr. Alley was a Lead Mechanical Engineer at Boeing Commercial Airplane Division. From 1976 to 1979, Mr. Alley served as a Product Design Engineer for the Ford Motor Company. Mr. Alley holds a B.S. in Mechanical Engineering from Purdue University.

    HANS H. OLSEN has served as Vice President, Operations since joining the Company in July 1998. From 1997 to 1998, Mr. Olsen held the positions of Vice President, Graphics Marketing and Vice President, North American Sales at Trident Microsystems, a graphics controller semiconductor company. From 1996 to 1997, Mr. Olsen served as Vice President Marketing at Paradigm Technology, Inc. which acquired IChips Corporation, a personal computer chipset and embedded memory technology provider, that he founded and was CEO of from 1993 to 1996. From 1982 to 1993, Mr. Olsen held the position of CEO of Electronic Designs, Inc., a semiconductor memory company he co-founded. From 1973 to 1982, Mr. Olsen held engineering and management positions at Christian Rovsing A/S in Copenhagen, Denmark. Mr. Olsen holds a B.S.E.E. from Copenhagen Technical University and a M.S.E.E. from the University of Copenhagen.

    MICHAEL G. WEST co-founded Pixelworks and has served as Vice President, Technology since the Company's inception. From 1988 to 1996, Mr. West led the semiconductor engineering efforts on advanced display products at InFocus Systems where he served as Chief Scientist and in other senior engineering capacities. From 1986 to 1987, Mr. West led design for a VLSI design of a full-custom bipolar integrated circuit and a microsequencer as an Integrated Circuit Design Engineer for Bipolar Integrated Technology, a semiconductor developer and manufacturer. From 1982 to 1986, Mr. West held semiconductor design positions, including leading system architecture development for a VLIW super computer at Floating Point Systems, a super-computer company. Mr. West holds a B.S. in Electronic Engineering and a B.S. in Mathematics from Oregon State University and a M.S.E.E. from the University of Illinois.

    ROBERT Y. GREENBERG co-founded Pixelworks and has served as Vice President, Product Development and Customer Support since the Company's inception. From 1988 to 1996, Mr. Greenberg designed system architectures, high-speed board-level hardware, integrated circuits and simulation and embedded system software for InFocus Systems. From 1987 to 1988, Mr. Greenberg developed a high-speed CMOS application specific semiconductor verification system for Integrated Measurement Systems, Inc., a manufacturer of performance engineering test stations. Mr. Greenberg has also held electrical engineering positions at Floating Point Systems, Inc. and Sperry Corporation. Mr. Greenberg holds a B.S.E.E. and a B.S.C.E. from the University of Michigan.

    BRADLEY A. ZENGER co-founded Pixelworks and has served as Vice President, Marketing since the Company's inception. From 1995 to 1996, Mr. Zenger served as the Director, Marketing Services at InFocus Systems where he developed and implemented worldwide demand creation programs. He also held management-level marketing positions at InFocus Systems from 1992 to 1995. From 1989 to 1992, Mr. Zenger was a Technical Support Manager (1990 to 1992) and held supervisory positions (1989 to 1991) at KLA Instruments, a semiconductor manufacturing equipment manufacturer, where he led installations and product support. From 1984 to 1989, Mr. Zenger served as a decorated officer in the U.S. Navy on-board a nuclear attack submarine. Mr. Zenger holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from Santa Clara University.

    MICHAEL E. BARTON has served as Vice President, Sales since January 1999. From 1996 to 1998, Mr. Barton was the Senior Vice President of Sales at Evergreen Technologies, Inc., a PC processor subsystem manufacturer. From 1991 to 1996, Mr. Barton served as Vice President of Sales, Americas of Cyrix Corporation, a microprocessor semiconductor company. From 1975 to 1991, Mr. Barton was employed at Intel Corporation, holding senior sales management positions including Worldwide Sales Manager, Automotive and Corporate Major Accounts Manager.

    JEFFREY B. BOUCHARD has served as Vice President, Finance and Chief Financial Officer since December 1999. During 1999, Mr. Bouchard served as Chief Financial Officer at eVineyard, a start-up online retailer of premium wines. From 1993 to 1999, Mr. Bouchard held senior financial management positions at InFocus Systems, including Director of Investor Relations and Treasury (1998 to 1999) and Director of Finance (1995 to 1998) where he was responsible for the company's financial management and planning. From 1988 to 1992, Mr. Bouchard held a variety of senior financial positions including Worldwide Operations Financial Planning and Analysis Manager at Sun Microsystems, an enterprise network computing company. Prior to joining Sun Microsystems, Mr. Bouchard held finance and accounting positions at several high-technology companies from 1983 to 1988. Mr. Bouchard holds a B.S. in Business Administration—Finance from San Jose State University and an M.B.A. from Santa Clara University.

PROPOSAL 1: ELECTION OF DIRECTORS

    The directors of the Company are elected at the Annual Meeting to serve until their successors are elected and qualified. Each nominee is now serving as a director of the Company. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees named below. If any of the nominees for director at the Annual Meeting becomes unavailable for election for any reason, the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes. Prior to the Company's initial public offering ("IPO"), the holders of Series A, and Series B preferred shares each elected one director. Messrs. Curme and Stevens were originally elected to the Board of Directors by the Series A and Series B shareholders, respectively. Following the IPO, if the number of directors is fixed at six or more, the directors will be divided into three classes and, after a transitional period, will serve for terms of three years, with one class being elected by the shareholders each year. Currently the number of directors is fixed at five. The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees for director.

    The following table briefly describes the Company's nominees for directors.

Name	Age	Has been a director since
Allen H. Alley	46	1997
Oliver D. Curme	46	1997
Frank Gill	57	1998
Mark A. Stevens	41	1998
Michael D. Yonker	43	2000

    Information concerning the principal occupation of Mr. Alley is set forth under Item 1A, "Executive Officers of the Registrant." Information concerning the principal occupation during the last five years of the nominees for directors who are not also executive officers of the Company is set forth below.

    OLIVER D. CURME has served as a director of Pixelworks since April 1997. Since 1988, Mr. Curme has been a General Partner of funds related to Battery Ventures, a venture capital firm located in Wellesley, Massachusetts. Mr. Curme sits on the board of directors of Chordiant Software, Inc. and several privately held companies. Mr. Curme holds a B.S. in Biochemistry from Brown University and an M.B.A. from Harvard Graduate School of Business Administration.

    FRANK GILL has served as a director of Pixelworks since December 1998. From 1975 to 1998, Mr. Gill was employed at Intel Corporation in a variety of sales, marketing, product development and manufacturing positions and retired from Intel as an Executive Vice President. In 1989, he served as the Senior Vice President in charge of worldwide sales and marketing operations and became General Manager of the Intel Systems Group in 1990 and the Internet and Communications Group in 1995. Mr. Gill serves as a director of Inktomi Corporation, IXTC, Inc., McAfee.com Corporation, Niku, Inc., Tektronix, Inc. and Logitech International S.A. Mr. Gill holds a B.S.E.E. degree from the University of California at Davis.

    MARK A. STEVENS has served as a director of Pixelworks since April 1998. Since 1993, Mr. Stevens has been a General Partner of Sequoia Capital, a venture capital investment firm. From 1989 to 1993, Mr. Stevens was an Associate with Sequoia Capital. From 1982 to 1987, Mr. Stevens held technical sales and marketing positions at Intel Corporation. Mr. Stevens currently serves on the board of directors of NVIDIA, Corp., a 3D graphics processor semiconductor company, Terayon Communications Systems, Inc., MedicaLogic, Inc., an Internet healthcare information company, MP3.com, Inc., an online music service provider, and several privately held companies. Mr. Stevens holds a B.S.E.E. degree, B.A. degree in Economics and M.S. degree in Computer Engineering from the University of Southern California and an M.B.A. degree from Harvard Business School.

    MICHAEL D. YONKER was appointed as a director of Pixelworks in April 2000. Since July 1998, Mr. Yonker has been the Chief Financial Officer of Wieden & Kennedy, a global advertising agency serving companies such as Nike, ESPN, Coca-Cola and Microsoft. From 1993 to 1998, Mr. Yonker served as the Chief Financial Officer of InFocus Systems, having responsibility for investor relations and information technology in addition to the finance and accounting functions. From 1980 to 1993, Mr. Yonker held numerous positions with Arthur Andersen, LLP including partner in charge of the Northwest Manufacturing Practice. Mr. Yonker holds a B.A. degree in accounting and finance from Linfield College.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met seven times in 2000. No director attended fewer than 75 percent of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during the year. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The full Board of Directors nominates director candidates.

    The Audit Committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of audits, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists of Mr. Yonker, Mr. Curme and Mr. Gill and met five times in 2000.

    The Compensation Committee determines compensation for the Company's executive officers and administers the Company's 1997 Stock Incentive Plan and the Company's 2000 Employee Stock Purchase Plan. The Compensation Committee consists of Mr. Curme, Mr. Gill and Mr. Stevens and met once in 2000.

    If a quorum is present, the Company's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a plurality exists with respect to a given nominee.

COMPENSATION OF DIRECTORS

    Directors who are not officers of the Company are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. Mr. Yonker and Mr. Gill were each granted a non-statutory option to purchase shares of Common Stock when they became non-employee directors of the Company.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation paid to, earned by or awarded by the Company with respect to the last three fiscal years to the Chief Executive Officer and the five other most highly compensated executive officers whose annual compensation exceeded $100,000.

		Annual Compensation		Stock Options Granted (#)
All Other Compensation
Name and Principal Position	Year	Salary	Bonus
Allen H. Alley President and Chief Executive Officer	2000 1999	$190,295 160,714	$118,800 40,000	— 33,750		— —
Hans H. Olsen Vice President, Operations	2000 1999	172,640 133,429	105,600 45,000	— —	$	— 134,441	(1)
Robert Y. Greenberg Vice President, Product Development	2000 1999	147,657 118,899	92,400 30,000	— 15,000		— —
Michael G. West Vice President, Technology	2000 1999	147,658 118,899	92,400 30,000	— 15,000		— —
Bradley A. Zenger Vice President, Marketing	2000 1999	147,660 118,899	92,400 30,000	— 15,000		— —
Mike Barton(2) Vice President, Sales	2000 1999	147,731 120,248	92,400 40,000	— —		— —

(1)
Represents the difference between the fair market value and the purchase price of 305,937 shares of common stock purchased pursuant to a restricted stock purchase award under our 1997 stock incentive plan.

(2)
Mr. Barton commenced employment with the Company on January 4, 1999.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

    No stock options were granted during the year ended December 31, 2000 to the executive officers named in the Summary Compensation Table.

OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table indicates for all executive officers named in the Summary Compensation Table (i) stock options exercised during the year ended December 31, 2000, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of December 31, 2000, and (iii) the value of "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the year-end price of the Common Stock.

			Number of Securities Underlying Unexercised Options at December 31, 2000		Value of Unexercised In-the-Money Options at December 31, 2000(2)
	Shares Acquired On Exercise	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Allen H. Alley	—	—	16,172	17,578	$357,644	$388,737
Hans H. Olsen	—	—	—	—	—	—
Robert Y. Greenberg	—	—	7,188	7,812	159,178	172,997
Michael G. West	—	—	7,188	7,812	159,178	172,997
Bradley A. Zenger	—	—	7,188	7,812	159,178	172,997
Michael E. Barton	85,000	$440,245	42,500	127,500	943,713	2,831,138

(1)
Based on the fair market value at the time of exercise less the applicable exercise price.

(2)
Based on the closing market value of $22.375 on December 29, 2000.

EMPLOYMENT ARRANGEMENTS

    In December 1999 the Company entered into an employment agreement with Jeffrey B. Bouchard, Vice President, Finance and Chief Financial Officer. In consideration for his services, the Company agreed to pay Mr. Bouchard an annual salary of $140,000, plus the Company's standard employee benefits. In addition, the Company granted Mr. Bouchard options for 225,000 shares of common stock pursuant to the Company's 1997 Stock Incentive Plan. If the Company terminates Mr. Bouchard's employment without cause (which is defined as termination for other than committing a criminal, fraudulent or grossly negligent act, misappropriation of our assets or willful failure to perform his duties) then he is entitled to severance pay of three months salary. If the Company sells all of its assets or is merged into another company which is not under the control of the Company's shareholders, then pursuant to Mr. Bouchard's stock options, he is entitled to his options which have already vested as well as an automatic vesting of the options he would have been entitled to receive over the twelve months following a merger or sale. As a condition of his employment, Mr. Bouchard entered into the Company's standard employee nondisclosure and developments agreement pursuant to which he may not divulge any of the Company's proprietary information other than as permitted as part of his employment with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    On August 31, 1999, Hans H. Olsen, Vice President, Operations exercised stock options to acquire 69,063 shares of Common Stock at an aggregate exercise price of $11,511 and agreed to cancel options to acquire 185,937 shares of Common Stock at $0.167 per share, options to acquire 45,000 shares of Common Stock at $0.327 per shares and options to acquire 75,000 shares of Common Stock at $0.78 per share. On the same date, pursuant to restricted stock awards, Mr. Olsen purchased 185,937 shares of Common Stock at $0.167, 45,000 shares of Common Stock at $0.327 per share and 75,000 shares of Common Stock at $0.78 per share. Mr. Olsen paid the aggregate exercise price for the options exercised and the aggregate purchase price for the additional shares purchased, $115,700, by delivering to Pixelworks, Inc. a recourse promissory note. In addition, the Company advanced Mr. Olsen an additional $82,826 under the note to cover any tax liability arising from his purchase of shares pursuant to his restricted stock award. The note bears interest at an annual rate of 6.02% payable annually. The principal amount of the note must be repaid on the earlier of August 31, 2008 or termination of Mr. Olsen's employment voluntarily or for cause. Upon termination of Mr. Olsen's employment the Company has the right to repurchase any of these shares, which are then unvested, for an amount equal to the price paid. Of the 305,937 restricted shares purchased by Mr. Olsen 173,116 remain unvested as of December 31, 2000. During the year ended December 31, 2000 Mr. Olsen paid the Company $26,470 in principal and $11,951 in interest on the note payable. The outstanding principal balance on the note was $172,055 as of December 31, 2000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information regarding the compensation provided to the Company's executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

    COMPENSATION PHILOSOPHY.  The Compensation Committee is appointed by the Board of Directors and is responsible for setting and monitoring policies governing compensation of executive officers. The Compensation Committee reviews the performance and compensation levels of executive officers, sets salary and bonus levels, and awards stock option grants for the executive officers of the Company. The objectives of the Compensation Committee are to correlate executive compensation with the Company's business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company.

    Executive compensation is based on several general principles, which are summarized below:

  •
  Provide competitive total compensation that allows the Company to attract and retain key executives.

  •
  Link corporate and individual performance to compensation.

  •
  Align the interests of executives with the long-term interest of shareholders through stock ownership opportunities in the form of stock options.

  •
  Reward performance.

    COMPENSATION COMPONENTS.  The primary components of the Company's executive officer compensation program are base salaries, bonuses and stock options.

  BASE SALARIES. Base salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications within the industry. In determining executive officer salaries, the Compensation Committee considers recommendations from management and the executive's experience, job responsibilities and performance. No specific weight is attached to any of these factors in establishing base salaries. For fiscal 2001 and future years, the Compensation Committee will continue to establish base salary levels for executive officers that are competitive with those established by companies of comparable size within the industry.

  BONUSES. In determining executive officer bonuses, the Compensation Committee considers individual performance as well as the overall financial performance of the Company. No specific weight is attached to any of these factors in determining bonuses, although the Company's overall financial performance is generally weighted more than individual performance when determining an individual executive officer's bonus.

  STOCK OPTIONS. The long-term, performance-based compensation of executive officers takes the form of option awards under the Company's 1997 Stock Incentive Plan (the "1997 Plan"), which is designed to align a significant portion of an executive officer's compensation with the long-term interests of shareholders. The 1997 Plan permits the granting of several types of stock-based awards. The Compensation Committee believes that equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders since stock options are granted at the current market price and will only have value if the Company's stock price increases over the exercise price. The Compensation Committee determines the size and frequency of option grants based upon the relative position and responsibilities of each executive officer, expected contributions of each executive officer to the Company and previous option grants to such executive officer.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER.  The Compensation Committee and the Board of Directors set Mr. Alley's compensation for the year ended December 31, 2000. The same criteria that the Compensation Committee used to set compensation for other executive officers was used to establish Mr. Alley's compensation. In addition, the Compensation Committee considered compensation of other executives of Mr. Alley's level of experience and recognized his individual performance and importance to the Company's performance.

    TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION.  The cash compensation to be paid to the Company's executive officers for fiscal 2001 is not expected to exceed the per officer $1 million tax deductibility limit of such compensation under the Internal Revenue Code. The exercise of nonstatutory stock options will qualify as performance-based compensation and, therefore, will not be subject to the $1 million limitation.

                      THE COMPENSATION COMMITTEE

                      Mark Stevens, Chair
                      Frank Gill
                      Oliver D. Curme

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three or more independent directors as defined by the SEC and the Nasdaq Stock Market. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this proxy statement as Appendix A.

    Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the Company's independent accountants, to review and discuss the December 31, 2000 financial statements. The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence.

    Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                      THE AUDIT COMMITTEE

                      Michael D. Yonker, Chair
                      Frank Gill
                      Oliver D. Curme

PERFORMANCE GRAPH

    Set forth below is a graph that compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite U.S. Index and the Nasdaq Electronic Components Index over the period indicated (assuming the investment of $100 in the Company's Common Stock on May 19, 2000, the date of the Company's initial public offering, and reinvestment of any dividends). In accordance with guidelines of the SEC, the stockholder return for each entity in the peer group index have been weighted on the basis of market capitalization as of each monthly measurement date set forth on the graph.

COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN*
AMONG PIXELWORKS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ ELECTRONICS COMPONENTS INDEX

*  $100 INVESTED ON 5/19/00 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31, 2000.

INDEPENDENT ACCOUNTANTS

    Representatives of KPMG LLP will be at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement but will have the opportunity to make a statement if they wish.

    Audit Fees.  The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $45,000 and $13,000, respectively.

    Financial Information Systems Design and Implementation Fees.  The aggregate fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000 were $0.

    All Other Fees.  The aggregate fees billed by KPMG LLP for services other than those described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 were $184,500.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and beneficial owners of more than 10 percent of the Common Stock are required by the SEC regulation to furnish the Company with copies of all Section 16(a)reports they file. Based solely on a review of such reports received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that all Section 16(a) filing requirements applicable to its executive officers and directors have been complied with.

DISCRETIONARY AUTHORITY

    For this year's Annual Meeting of Shareholders, if notice of a shareholder proposal to be raised at the Annual Meeting of Shareholders was received at the principal executive offices of the Company after the date of this proxy statement, proxy voting on that proposal when and if raised at the Annual Meeting will be subject to the discretionary voting authority of the designated proxy holders.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Any shareholder proposal intended for inclusion in the Proxy Statement and form of proxy relating to the Company's 2002 annual meeting of shareholders must be received by the Company not later than December 5, 2001 pursuant to the proxy solicitation regulations of the Securities and Exchange Commission. In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2001 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in connection with that request.

ADDITIONAL INFORMATION

    A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 accompanies this Proxy Statement. The Company will provide, without charge, on the written request of any beneficial owner of shares of the Company's Common Stock entitled to vote at the Annual Meeting, an additional copy of the Company's Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2000. Written requests should be mailed to the Secretary, 7700 SW Mohawk Street, Tualatin, Oregon 97062.

BY ORDER OF THE BOARD OF DIRECTORS
Allen H. Alley CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD

Tualatin, Oregon
April 4, 2001

APPENDIX A

PIXELWORKS, INC.

Charter of the Audit Committee of the Board of Directors

I.  Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  •
  Provide an avenue of communication among the independent auditors, management and the Board of Directors.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

    Audit Committee members shall meet the applicable requirements of the Nasdaq Stock Market or other exchange on which the Company's Securities are traded. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be "independent" within the meaning of regulations promulgated from time to time by the SEC, the Nasdaq Stock Market or other appropriate authorities, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall (1) be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and statement of cash flows; and (2) have current or past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background.

    Audit Committee members shall be appointed by the Board on recommendation of the Board of Directors or the Nominating Committee thereof. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors review procedures.

III. Audit Committee Responsibilities and Duties

  A.  Review Procedures

      1.  Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

      2.  Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

      3.  In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

      4.  Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  B.  Independent Auditors

      1.  The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

      2.  Approve the fees and other significant compensation to be paid to the independent auditors.

      3.  On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

      4.  Review the independent auditors audit plan—discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

      5.  Prior to release the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

      6.  Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  C.  Internal Accounting Department and Legal Compliance

      1.  Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal accounting department, as needed.

      2.  Review the appointment, performance and replacement of the senior internal accounting executive.

      3.  Review significant reports prepared by the internal accounting department together with management's response and follow-up to these reports.

      4.  On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  D.  Other Audit Committee Responsibilities

      1.  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

      2.  Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

      3.  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

      4.  Periodically perform self-assessment of Audit Committee performance.

      5.  Review financial and accounting personnel succession planning within the company.

PROXY

PIXELWORKS, INC.
Annual Meeting, May 8, 2001

PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

    The undersigned hereby appoints Allen H. Alley, proxy with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of shareholders of Pixelworks, Inc. (the 'Company') on May 8, 2001 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

(Continued, and to be marked, dated and signed, on the other side)

-FOLD AND DETACH HERE -

The Annual Meeting of Shareholders of Pixelworks, Inc. will be held on May 8, 2001 at 2:00 p.m., Pacific Time, at The Oregon Museum of Science and Industry, 1945 S.E. Water, Portland, Oregon.	Please mark your votes as indicated in this example	/x/
		FOR all nominees except as marked to the contrary below.	WITHHOLD AUTHORITY to vote for all nominees listed below.
1.	Election of Directors	/ /	/ /	2.	Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.
(Instructions: To withhold authority to vote for any individual, strike a line through the nominee's name below.)
Allen H. Alley, Oliver D. Curme, Frank Gill, Mark A. Stevens, Michael D. Yonker				The shares represented by this proxy will be voted as specified, but if no specification is made, this proxy will be voted for the election of directors. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself; the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in 'street name' by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.

Signature or Signatures	Shares:	Date	, 2001
Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

-FOLD AND DETACH HERE -

QuickLinks

SOLICITATION AND REVOCABILITY OF PROXY
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
EXECUTIVE OFFICERS OF THE REGISTRANT
PROPOSAL 1: ELECTION OF DIRECTORS
BOARD MEETINGS AND COMMITTEES
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS IN LAST FISCAL YEAR
OPTION EXERCISES AND YEAR-END OPTION VALUES
EMPLOYMENT ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN* AMONG PIXELWORKS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ ELECTRONICS COMPONENTS INDEX
INDEPENDENT ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DISCRETIONARY AUTHORITY
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS
COST OF SOLICITATION
ADDITIONAL INFORMATION
APPENDIX A